Exhibit 99.1

Contacts:	Don Klink Chief Financial Officer Addus HomeCare (630) 296-3400 investorrelations@addus.com	Scott Brittain Corporate Communications, Inc. (615) 324-7308 scott.brittain@cci-ir.com

ADDUS HOMECARE HIRES ZEKE ZOCCOLI

AS CHIEF INFORMATION OFFICER

Brings Addus In-Depth Experience and Demonstrated Record in Acquisition Integration

Downers Grove, Illinois (February 18, 2016) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based services, today announced the hiring of James “Zeke” Zoccoli as Chief Information Officer, effective February 25, 2016.

Commenting on the announcement, Dirk Allison, President and Chief Executive Officer of Addus, said, “I am very pleased to announce the hiring of Zeke Zoccoli as Addus’s Chief Information Officer. Zeke has built an outstanding reputation as a CIO in the healthcare services industry. He has a proven record of driving operational efficiency through technology and process improvements, as well as of creating high performance teams to meet the demands of his companies as they grow.

“In addition to his healthcare background, Zeke has in-depth experience in leading acquisition integrations, optimizing integrated business models and creating corporate synergies. I have first-hand knowledge of Zeke’s capabilities from our years together at Odyssey Healthcare, a company that produced significant growth through acquisition. I am confident that he will be a key contributor to Addus’s success, both as we continue to develop innovative applications of technology in the home care industry and as we pursue ongoing acquisition growth opportunities in a highly fragmented industry experiencing growing consolidation pressures.”

Mr. Zoccoli joins Addus from Heart to Heart Hospice, which he joined in 2014 as Senior Vice President and CIO. Previously, he was Executive Vice President, COO and CIO at CCS Medical from 2011 to 2014. He was Senior Vice President, CIO at Gentiva Health Services from 2010 to 2011, after its acquisition of Odyssey Healthcare, where for three years he was Vice President, Information Technology. Prior to Odyssey, Mr. Zoccoli held similar positions at Horizon Health Corp. and LifeCare Management Services. He has been recognized for his achievements as CIO three times by the Information Week 500 Award, as well as by Computer World and CIO Magazine.

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ADUS Hires Zeke Zoccoli as CIO

February 18, 2016

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, advancements in technology, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, estimation inaccuracies in future revenues, margins, earnings and growth, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015, and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2015, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a comprehensive provider of home and community-based services that are primarily personal in nature, provided in the home and focused on the dual eligible population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

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